Power of attorney
Know by all these present, that the undersigned hereby constitutes and appoint Randall J. Frapart the undersigneds true and lawful attorney-in-fact to:
execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of US Dataworks, Inc. (the Company), Forms 3, 4, and 5 (collectively, Section 16 Reports) in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Section
16 Reports, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion. The undersigned hereby grants to Randall J. Frapart
attorney-in-fact full power and authority
 to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that
the foregoing attorneys-in-fact,
in serving in such capacity at the
request of the undersigned, are not
assuming, nor is the Company assuming,
any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Section 16 Reports with respect to the
undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of December, 2012.


/s/ J. Patrick Millinor